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                                                                  EXHIBIT (j)(2)

[DELOITTE & TOUCHE LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in this Registration Statement (No. 333-73433) on Form N-1A for the STATE STREET RESEARCH INSTITUTIONAL FUNDS.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
May 28, 2003